Exhibit 32(b)

Certification of General Controller Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

This certification is provided pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and accompanies the annual report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2006 of Wendy’s International, Inc. (the “Issuer”).

I, Brendan P. Foley, Jr., the General Controller of Issuer certify that, to the best of my knowledge:

(i) the Form 10-K fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: March 1, 2007

/s/ BRENDAN P. FOLEY, JR.
Name: Brendan P. Foley, Jr.

A signed original of this written statement required by Section 906 has been provided to Wendy’s International, Inc. and will be retained by Wendy’s International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.